UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §.240.14a-12

PFF BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed fed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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PFF BANCORP FILES DEFINITIVE PROXY STATEMENT FOR SPECIAL MEETING OF

STOCKHOLDERS TO APPROVE MERGER

RANCHO CUCAMONGA, Calif., August 26 — PFF Bancorp, Inc. (“PFF Bancorp” or the “Company”), the holding company of PFF Bank & Trust, Glencrest Investment Advisors, Inc., and Diversified Builder Services, Inc., today announced that the Company has filed with the Securities and Exchange Commission (the “SEC”) the definitive proxy statement for the purpose of voting on a proposal to approve the merger agreement with FBOP Corporation, the parent company of California National Bank.

The special meeting of stockholders will be held on Thursday, September 25, 2008. The Company expects to commence the mailing of the definitive proxy statement to stockholders on or about August 27, 2008.

Stockholders of record on August 22, 2008 are entitled to receive notice of and to vote at the special meeting. Under the terms of the merger agreement, upon the consummation of the merger, the stockholders of PFF Bancorp will be entitled to receive $1.35 in cash for each share of PFF Bancorp common stock held at the effective time of the merger. The merger is conditioned on receipt of approval by holders of a majority of the outstanding shares of the Company’s common stock and Series A preferred stock, voting together as one class.

As previously announced by the Company, FBOP Corporation has informed the Company that all required regulatory approvals for the transaction have been received from the Federal Reserve, the Office of the Comptroller of the Currency and the Office of Thrift Supervision.

Additional Information About the Transaction and Where to Find It

In connection with the proposed transaction, the Company has filed a definitive proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors can obtain free copies of the proxy statement as well as other filed documents containing information about the Company at www.sec.gov, the SEC’s website. Free copies of the Company’s SEC filings are also available under the investor relations section of the Company’s website, www.pffbank.com.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2008, which was filed with the SEC on June 19, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement and other relevant materials filed with the SEC.

Forward-Looking Statements

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company’s strategic objectives. These forward-looking statements are based upon current management expectations and may therefore involve risks and uncertainties. The Company’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes, actions by lenders and customers, the risk that the merger is not consummated due to failure to receive regulatory approval, stockholder approval or due to other events, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008. The Company disclaims any obligation to subsequently revise or update any forward- looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact

PFF Bancorp

Kevin McCarthy, President and CEO, or

Gregory C. Talbott, Senior Executive Vice President, COO/CFO

1-909-941-5400